PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

As permitted by the Vermont Business Corporation Law ("VBCL"), Article Six,
Section I of CC's Bylaws provides for indemnification of directors and officers of CC as follows:

         CC shall indemnify (A) its directors to the full extent provided by the general laws of the State of Vermont now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (B) its officers and employees to the same extent it shall indemnify its directors.

CC's Bylaws also contain indemnification procedures which implement indemnification. The VBCL permits a corporation to indemnify its directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonestly, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. CC also maintains directors and officers liability insurance.

The VBCL permits the charter of a Vermont corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgement or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CC's Articles do not contain a provision providing for elimination of the liability of its directors or officers to CC or its stockholders for money damages to the fullest extent permitted by Vermont law.

Item 21.  Exhibits and Financial Statement Schedules.

(a)   Exhibits.

2.1 Agreement and Plan of Reorganization dated August 17, 1994 by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts.*

2.2 Stock Option Agreement dated August 17, 1994 by and between Chittenden Corporation and The Bank of Western Massachusetts.**

3.1   Articles of Incorporation of Chittenden Corporation.***

3.2   Bylaws of Chittenden Corporation.***

4     Form of Common Stock Certificate.***

5 Opinion and Consent of F. Sheldon Prentice, Esquire, regarding liability.****

8     Opinion of Piper & Marbury regarding tax matters.****

10    Not Applicable

11    Statement regarding computation of per share earnings.****

12    Statement regarding computation of ratios.****

21    Subsidiaries of Chittenden Corporation.

23.1  Consent of Arthur Andersen LLP.****

23.2  Consent of KPMG Peat Marwick LLP.****

23.3  Consent of Coopers & Lybrand L.L.P.****

23.4  Consent of Piper & Marbury (included in Exhibit 8).****

24    Power of Attorney.

(b)   Financial Statement Schedules. Not Applicable.

(c)   Opinion of Financial Advisor.

      Furnished as Appendix B to the Proxy Statement/Prospectus.

- ----------------------------------------
   *  Included as Appendix A to the Proxy Statement/Prospectus.
  **  Included as Appendix D to the Proxy Statement/Prospectus.
 *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974)
****  To be filed by amendment.


Item 22.  Undertakings.

A. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

D.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (2) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

E. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             CHITTENDEN CORPORATION


                                   EXHIBITS

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER
                           THE SECURITIES ACT OF 1933


                                 EXHIBIT INDEX

Exhibit No.                         Description

(a)   Exhibits.

2.1 Agreement and Plan of Reorganization dated August 17, 1994 by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts.*

2.2 Stock Option Agreement dated August 17, 1994 by and between Chittenden Corporation and The Bank of Western Massachusetts.**

3.1   Articles of Incorporation of Chittenden Corporation.***

3.2   Bylaws of Chittenden Corporation.***

4     Form of Common Stock Certificate.***

5 Opinion and Consent of F. Sheldon Prentice, Esquire regarding legality.****

8     Opinion of Piper & Marbury regarding tax matters.****

10    Not Applicable.

11    Statement regarding computation of per share earnings.****

12    Statement regarding computation of ratios.****

21    Subsidiaries of Chittenden Corporation.

23.1  Consent of Arthur Andersen LLP.****

23.2  Consent of KPMG Peat Marwick LLP.****

23.3  Consent of Coopers & Lybrand L.L.P.****

23.4  Consent of Piper & Marbury (included in Exhibit 8).****

24    Power of Attorney.

(b)   Financial Statement Schedules.  Not Applicable.

(c)   Opinion of Financial Advisor

      Furnished as Appendix B to the Proxy Statement/Prospectus.

- ----------------------------------------
   *  Included as Appendix A to the Proxy Statement/Prospectus.
  **  Included as Appendix D to the Proxy Statement/Prospectus.
 *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974)
****  To be filed by amendment.





                              CHITTENDEN CORPORATION

                                 POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Chittenden Corporation, hereby constitute and appoint Paul A. Perrault and Nancy Rowden Brock and each of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement of Form S-4, or other appropriate form, of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to a proposed issue of shares of Common Stock of the Corporation; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  November 16, 1994


         Name                                        Title

s/ Paul A. Perrault                      President, Chief Executive Officer
   Paul A. Perrault                                and Director

s/ Nancy Rowden Brock                    Treasurer and Chief Financial Officer
   Nancy Rowden Brock

s/ Barbara W. Snelling                   Director and Chair of the Board
   Barbara W. Snelling

s/ Frederic H. Bertrand                  Director
   Frederic H. Bertrand

s/ David M. Boardman                     Director
   David M. Boardman

s/ Paul J. Carrara                       Director
   Paul J. Carrara

s/ Eugene P. Cenci                       Director
   Eugene P. Cenci

s/ Robert E. Cummings, Jr.               Director
   Robert E. Cummings, Jr.

   Marvin B. Gameroff                    Director

s/Philip A. Kolvoord                     Director
  Philip A. Kolvoord

s/ James C. Pizzagalli                   Director
   James C. Pizzagalli

s/ Pall D. Spera                         Director
   Pall D. Spera

s/ Martel D. Wilson, Jr.                 Director
   Martel D. Wilson, Jr.




                          EXHIBIT 21 OF ITEM 21

                 Subsidiaries of Chittenden Corporation


1.    Chittenden Trust Company

2.    Chittenden Acquisition Bank